UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
October 4, 2006

PINNACLE AIRLINES CORP.

(Exact Name of Registrant as Specified in Charter)

(State or other jurisdiction	(Commission	(I. R. S. Employer
of incorporation or organization)	File Number)	Identification No.)
Delaware	001-31898	03-0376558

(Address of principal executive offices)	(Zip Code)
1689 Nonconnah Blvd, Suite 111 Memphis, TN	38132

Registrant’s telephone number, including area code
(901) 348-4100

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURE

Item 8.01 Other Events
On October 4, 2006, Pinnacle Airlines, Inc., a wholly owned subsidiary of Pinnacle Airlines Corp. (together, “Pinnacle”), entered into an assignment of claim agreement (the “Agreement”) with Goldman Sachs Credit Partners L.P. (“Goldman Sachs”). In the Agreement, Pinnacle has assigned to Goldman Sachs all of its rights with respect to a deficiency claim (the “Claim”) against Mesaba Aviation, Inc. (“Mesaba”) in connection with Mesaba’s Chapter 11 bankruptcy filing. The amount of the Claim set forth in the proof of claim filed in the bankruptcy court was approximately $15.6 million. Under the Agreement, Goldman Sachs has agreed to pay Pinnacle 42% of the final allowed amount of Pinnacle’s claim, which ultimately will be determined by a final order in Mesaba’s bankruptcy proceedings. On October 5, 2006, Goldman Sachs advanced to Pinnacle $5,233,990, which is equal to 80% of the purchase price based on the amount of the Claim set forth in Pinnacle’s proof of claim. The Agreement contains a provision for an additional payment from (or payment to) Goldman Sachs once the final allowed amount of the Claim is determined.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PINNACLE AIRLINES CORP. (Registrant)
By:	/s/ Peter D. Hunt
Peter D. Hunt
Vice President and Chief Financial Officer

October 6, 2006